Exhibit 99.1

For Immediate Release

Staples, Office Depot and Federal Trade Commission Mutually Agree to

Extend Review Period for Office Depot Acquisition

FRAMINGHAM, Mass. (October 12, 2015) Staples and Office Depot today announced that they have mutually agreed with the Federal Trade Commission to extend the review period for the Office Depot acquisition. Under the terms of the agreement, the FTC has agreed to issue its decision regarding this transaction by December 8, 2015.

“We’re pleased to reach an agreement with the FTC to extend the review period for the Office Depot transaction,” said Ron Sargent, Chairman and CEO, Staples, Inc. “This transaction will enable us to better serve our customers and to compete in an evolving marketplace. We will continue to work cooperatively with the Federal Trade Commission.”

Regulators in Australia, New Zealand and China have approved the transaction. Staples and Office Depot continue to work with regulatory authorities in the European Union, the United States and Canada.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed merger, Staples has filed with the SEC a registration statement on Form S-4 that includes a proxy statement of Office Depot that also constitutes a prospectus of Staples. Staples filed the final proxy statement/prospectus with the SEC on May 18, 2015. The registration statement was declared effective by the SEC on May 15, 2015. Office Depot mailed the definitive proxy statement/prospectus to stockholders of Office Depot on or about May 19, 2015, and the stockholders approved the transaction on June 19, 2015. The registration statement and the proxy statement/prospectus contain important information about Staples, Office Depot, the transaction and related matters. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus (including all amendments and supplements thereto) carefully.

Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by Staples and Office Depot through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders may obtain free copies of the registration statement and the definitive proxy statement/prospectus from Staples by contacting Staples’ Investor Relations Department at 800-468-7751 or from Office Depot by contacting Office Depot’s Investor Relations Department at 561-438-7878.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Staples and Office Depot, the expected timetable for satisfying conditions to the merger, including receiving regulatory approvals, and completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Staples or Office Depot managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction; the risk that regulatory approvals required for the merger are not obtained or are obtained after delays or subject to conditions that are not anticipated; the risk that the financing required to fund the transaction is not obtained; the risk that the other conditions to the closing of the merger are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the proposed merger; response by activist shareholders to the merger; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the ability to successfully integrate Staples’ and Office Depot’s operations and employees; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; any changes in general economic and/or industry specific conditions; and the other factors described in Staples’ Annual Report on Form 10-K for the year ended January 31, 2015 and Office Depot’s Annual Report on Form 10-K for the year ended December 27, 2014 and their most recent Quarterly Reports on Form 10-Q each filed with the SEC. Staples and Office Depot disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

About Staples:

Staples makes it easy to make more happen with more products and more ways to shop. Through its world-class retail, online and delivery capabilities, Staples lets customers shop however and whenever they want, whether it’s in-store, online or on mobile devices. Staples offers more products than ever, such as technology, facilities and break room supplies, furniture, safety supplies, medical supplies, and Copy and Print services. Staples also offers free shipping for

Staples Rewards Members, in most cases overnight. Headquartered outside of Boston, Staples operates in North and South America, Europe, Asia, Australia and New Zealand. More information about Staples (SPLS) is available at www.staples.com.

Staples, Inc.

Kirk Saville, 508-253-8530

Media Relations

Kirk.Saville@Staples.com

or

Chris Powers, 508-253-4632

Investor Relations

Christoper.Powers@Staples.com

or

Office Depot, Inc.

Mike Steele, 561-438-3657

Investor Relations

Michael.Steele@officedepot.com

or

Karen Denning, 630-438-7445

Media Relations

Karen.Denning@officedepot.com